                                                                Exhibit 3.17

                                                                00081201004

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             OCT 01 1987


                                                        Corporations Section

                            ARTICLES OF INCORPORATION
                                       OF
                                    300, INC.

     The undersigned, being a natural person of the age of eighteen (18) years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

     The name of the corporation is 300, Inc.

                                   ARTICLE II

     The period of its duration is perpetual.

                                   ARTICLE III

     The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

     The street address of the initial registered office of the corporation is 1717 North Beltline Road, Irving, Texas 75061, and the name of the initial registered agent of the corporation at such address is Neil Hupfauer.

                                    ARTICLE V

     The corporation is authorized to issue one class of capital stock to be designated Common Stock. The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) shares of Common Stock, $.01 par value.

                                   ARTICLE VI

     Cumulative voting in the election of directors is expressly prohibited.

                                   ARTICLE VII

     No shareholder of the corporation will by reason of his holding shares of stock of the corporation have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes,

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                                                                     00081201005

debentures, bonds, warrants, options or other securities of the corporation, now or hereafter to be authorized.

                                  ARTICLE VIII

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money paid, labor done or property actually received, which property actually received shall have a value of not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE IX

     The number of directors shall be fixed in the manner provided in the Bylaws of the corporation. The initial Board of Directors will consist of one director, and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successors are elected and qualified is:

          Name                                    Address
          ----                                    -------
          Neil Hupfauer                           1717 North Beltline Road
                                                  Irving, Texas 75061

                                    ARTICLE X

     The name and address of the incorporator is as follows:

          Name                                    Address
          ----                                    -------
          Larry Bridgefarmer                      1500 Diamond Shamrock Tower
                                                  Dallas, Texas  75201

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 30th day of September, 1987.


                                                /s/ Larry Bridgefarmer
                                                --------------------------------
                                                Larry Bridgefarmer, Incorporator

                                       -2-
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                                                                     00081201006

THE STATE OF TEXAS    )
                      )
COUNTY OF DALLAS      )

     BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Larry Bridgefarmer, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements contained therein are true and correct.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 30th day of September, 1987.


                                                /s/ Ginger S. Heinze
                                                --------------------------------

                                                    Notary Public, in and for
                                                     the State of Texas

[SEAL]

My Commission Expires:

7-30-91
----------------------


                                       -3-
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                                                     Secretary of State of Texas

                                                          DEC 07 1987

                                                           Clerk I-F
                                                     Corporations Section

                            ASSUMED NAME CERTIFICATE

                   FOR AN INCORPORATED BUSINESS OR PROFESSION

1. The assumed name under which the business or professional service is or is to be conducted or rendered is Triangle Bowl.

2. The name of the incorporated business or profession as stated in its Articles of Incorporation or comparable document is 300, Inc., and the charter number or certificate of authority number, if any, is 01063875.

3. The state, country, or other jurisdiction under the laws of which it was incorporated is Texas, and the address of its registered or similar office in that jurisdiction is 1717 N. Beltline, Irving, Texas 75061.

4. The period, not to exceed ten years, during which the assumed name will be used is October 1, 1987 to September 30, 1996.

5. The corporation is a (circle one) business corporation, non-profit corporation, professional corporation, professional association or other type of corporation (specify)________________________, or other type of incorporated business, professional or other association or legal entity (specify)__________________________.

6. If the corporation is required to maintain a registered office in Texas, the address of the registered office is 1717 N. Beltline, and the name of its registered agent at such address is Irving, Texas 75061. The address of the principal office (if not the same as the registered office) is __________________________.

7. If the corporation is not required to or does not maintain a registered office in Texas, the office address in Texas is_________________________; and if the corporation is not incorporated, organized or associated under the laws of Texas, the address of its place of business in Texas is ______________________________________ and the office address elsewhere is
     ______________________________________.

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are (if applicable, use the designation "all" or "all except_________________________"):

     Dallas County only


                                          /s/ Neil Charles Hupfauer Pres.
                                          --------------------------------------
                                          Signature of officer, representative
                                          or attorney-in-fact of the corporation

Before me on this 25 day of November, 1987, personally appeared Neil Hupfauer and acknowledged to me that __he executed the foregoing certificate for the purposes therein expressed.


                                          /s/ Mary Casey
(Notary seal)                             --------------------------------------
                                          Notary Public Dallas County
                                                                    6-9-91
                    NOTE: A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his principal to execute and acknowledge the same.

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                                                      00209500992

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             DEC 13 1995

                                                        Corporations Section

                            ASSUMED NAME CERTIFICATE

                   FOR AN INCORPORATED BUSINESS OR PROFESSION

1. The name of the incorporated business as stated in its Articles of Incorporation is
                  300, Inc.

2.   The assumed name under which the business is to be conducted or rendered is
                  FUN FEST.

3. The state under the laws of which it was incorporated is Texas, and the address of its registered office in that jurisdiction is 1717 N. Beltline Rd, Irving, TX 75061.

4.   The period during which the assumed name will be used is ten (10) years.

5.   The corporation is a business corporation.

6. The corporation is required to maintain a registered office in Texas. The address of the registered office is 1717 N Beltline, Irving, TX and the name of the registered agent at such address is Neil Hupfauer.

7. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name is: Dallas County, Texas.


                                      300, INC.


                                      By:   /s/ Neil Hupfauer
                                            ------------------------------------
                                            Neil Hupfauer, President


     BEFORE ME on this 7th day of Dec., 1995, personally appeared Neil Hupfauer, the President of 300, Inc., and acknowledged to me that he/she executed the foregoing certificate for the purposes therein expressed and in the capacity therein stated.


                                      /s/ Beth M. Owen
                                      ------------------------------------------
                                      Notary Public, State of TEXAS

My commission expires:

[SEAL]

BETH M. OWEN
NOTARY PUBLIC
State of Texas
Comm Exp 07-25-98
---------------------

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             SEP 18 1996

                                                        Corporations Section

                 ASSUMED NAME CERTIFICATE FOR A CORPORATION

1. The name of the incorporated business or profession as stated in its Articles of Incorporation or comparable document is 300, Inc.

2. The assumed name under which the business or professional service is to be conducted or rendered is Triangle Bowl.

3. The state, country, or other jurisdiction under the laws of which it was incorporated or associated is Texas, and the address of its registered or similar office in that jurisdiction is 1717 North Beltline, Irving, Texas 75061.

4. The period, not to exceed 10 years, during which the assumed name will be used is ten years.

5.   The corporation is a business corporation.

6. The address of the registered office is 1717 North Beltline, Irving Texas 75061.

7. The country or countries where business or professional services are being or are to be conducted or rendered under such assumed name are Tarrant, Dallas, Harris and Midland.


                                        300, Inc.


                                        By: /s/ Neil C. Hupfauer
                                            ------------------------------------
                                            Neil C. Hupfauer, President

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                                                      00225103127

THE STATE OF TEXAS    )
                      )
COUNTY OF DALLAS      )

     BEFORE ME, the undersigned authority, on this day personally appeared Neil
C. Hupfauer, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed same in the capacity therein stated.

     Subscribed and sworn to me on this the 9th day of September, 1996.


                                            /s/ Beth M. Owen
                                            ------------------------------------
                                            Notary Public in and for
                                            The State of Texas

[SEAL]

   BETH M. OWEN
   NOTARY PUBLIC
  State of Texas
Comm Exp 07-25-98

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                                     [SEAL]

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             SEP 15 1998

                                                        Corporations Section

OFFICE OF THE
SECRETARY OF STATE
CORPORATIONS SECTION
P.O. Box 13697
Austin, Texas 78711-3697

                   STATEMENT OF CHANGE OF REGISTERED OFFICE OR
                   REGISTERED AGENT OR BOTH BY A CORPORATION,
                LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.   The name of the entity is 300, Inc.

     The entity's charter/certificate of authority/file number is 1063875

2. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is: 1717 N. Beltline Road, Irving, TX 75061

3. A. /X/ The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

     350 North St. Paul Street, Dallas, TX 75201.
OR   B. / / The registered office address will not change.

4. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Neil Hupfauer

5.   A. /X/ The name of the NEW registered agent is CT Corporation System
OR   B. / / The registered agent will not change.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.   The changes shown above were authorized by:
     Business Corporations may SELECT A OR B
     Limited Liability Companies may SELECT D OR E
     Non-Profit Corporations may SELECT A, B, OR C
     Limited Partnerships SELECT F

     A./ / The board of directors;
     B./X/ An officer of the corporation so authorized by the board of directors;
     C./ / The members of the corporations in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act;
     D./ / Its members;
     E./ / Its managers; or
     F./ / The limited partnership.

                                           /s/ James Self
                                           ------------------------------------
                                           (Authorized Officer of Corporation)
                                           (Authorized Member or Manager of LLC)
                                            James Self, President

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                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             FEB 28 2002

                                                        CORPORATIONS SECTION

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                    300, INC.

Pursuant to Section 4.04 of the Texas Business Corporation Act, 300, Inc. (the "Corporation"), a Texas corporation, files the following Articles of Amendment with the Secretary of State of the State of Texas:

1.     NAME. The name of the corporation is 300, Inc.

2. THE AMENDMENT. The amendment adds the following new Article XI to the Corporation's Articles of Incorporation:

                                   ARTICLE XI

            Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under
       Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

3. SOLE SHAREHOLDER ACTION. The sole shareholder of the Corporation of all 10,000 issued and outstanding shares of common stock of the Corporation entitled to vote on the amendment adopted the amendment on July 2, 2001.

Dated: February 28, 2002.

                                             300, INC.


                                             By: /s/ William Dufour
                                                 -------------------------------
                                                 Name: William Dufour
                                                 Title: President